Exhibit 99.1

PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact:

Brian Sparks

408-970-3400

media@mellanox.com

U.S. Investor Contact:

Janine Zanelli

408-916-0012

janine@mellanox.com

Israel Investor Contact:

Nava Ladin

Gelbart Kahana Investor Relations

+972-3-6074717

nava@gk-biz.com

Mellanox Technologies, Ltd. Announces Record Quarterly Results

80.4 Percent Year-over-Year and 7.6 Percent Quarter-over-Quarter Revenue Growth

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — Oct. 26, 2011 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of end-to-end connectivity solutions for servers and storage systems, today announced record revenue of $68.2 million for its fiscal third quarter 2011, ended September 30, 2011.

Third Quarter Highlights

•                  Revenues were $68.2 million

•                  GAAP gross margins were 64.5 percent; non-GAAP gross margins were 68.2 percent

•                  GAAP operating income was $5.6 million; non-GAAP operating income was $13.9 million, or 20.3 percent of revenues

•                  GAAP net income: $4.8 million; non-GAAP net income $13.0 million

•                  GAAP net income per diluted share: $0.13; non-GAAP net income per diluted share $0.31

•                  $14.9 million in cash provided by operating activities

•                  $220.6 million in total cash and investments at September 30, 2011

Financial Results

In accordance with U.S. generally accepted accounting principles (GAAP), the company reported revenue of $68.2 million, up 7.6 percent from $63.3 million in the second quarter of 2011, and up 80.4 percent from $37.8 million in the third quarter of 2010.

GAAP gross margins in the third quarter of 2011 were 64.5 percent, compared with 64.9 percent in the second quarter of 2011 and 73.9 percent in the third quarter of 2010.

Non-GAAP gross margins in the third quarter of 2011 were 68.2 percent, compared with 68.9 percent in the second quarter of 2011 and 74.2 percent in the third quarter of 2010.

GAAP net income in the third quarter of 2011 was $4.8 million or $0.13 per diluted share, compared with $2.1 million or $0.06 per diluted share in the second quarter of 2011, and $3.5 million or $0.10 per diluted share in the third quarter of 2010.

Non-GAAP net income in the third quarter was $13.0 million, or $0.31 per diluted share, compared with $10.3 million or $0.27 per diluted share in the second quarter of 2011, and $8.1 million, or $0.22 per diluted share in the third quarter of 2010.

The third quarter 2011 non-GAAP net income results exclude $5.6 million of share-based compensation expenses compared to $5.4 million in the second quarter of 2011, and compared to $3.6 million in the third quarter of 2010.  It also excludes amortization of acquired intangible assets of $2.6 million associated with the acquisition of Voltaire, Ltd. on February 7, 2011 compared to $2.8 million of such amortization expenses in the second quarter of 2011.  The third quarter 2010 non-GAAP net income also excludes $1.1 million of tax expenses related to utilization of deferred tax assets in Israel.

In September, the company conducted a follow on public offering of 3,450,000 shares and raised $109.5 million.  As a result, total cash and investments were $220.6 million at September 30, 2011.  The company generated $14.9 million in cash from operating activities during the quarter.

“We are proud to achieve revenue growth of 7.6 percent and non-GAAP EPS growth of 14.9 percent compared to the prior quarter, as well as non-GAAP operating income of 20.3 percent of revenues.  Our product momentum in various vertical markets and applications helped us achieve record quarterly results.  We see tens-of-thousands of our InfiniBand and 10 Gigabit Ethernet adapters deployed in multiple Web 2.0 applications,” said Eyal Waldman, chairman, president and CEO of Mellanox Technologies.  “I am pleased to announce that our FDR 56Gb/s InfiniBand and 40 Gigabit Ethernet I/O solutions are now generally available and have started shipping to our customers.  New server and storage clusters, deployed with our FDR InfiniBand adapters with PCI Express 3.0, are demonstrating record results in terms of bandwidth, latency and overall return-on-investment.  We are excited by the business prospects of these products and the benefits they bring to our HPC, enterprise, financial services, Web 2.0 and cloud data center end-user base.”

Recent Mellanox Press Release Highlights

•                  Oct. 3 - Mellanox Announces Collaboration with Microsoft on Multiple Technology Demonstrations of New InfiniBand RDMA Support in Windows Server 8

•                  Oct. 3 - Mellanox InfiniBand Selected by Microsoft for SQL Server Parallel Data Warehouse-Based Systems

•                  Sept. 19 - Mellanox Technologies, Ltd. Announces Launch of Public Offering

•                  Sept. 6 - Mellanox Provides High Speed Connectivity for UK-based Grid Computing Project

•                  Aug. 29 - Mellanox ConnectX-2 10GbE Adapters Achieve VMware Ready Status

•                  Aug. 29 - Mellanox Introduces ConnectX-3 10/40GbE Adapters with Multiple Physical Functions for VMware ESXi 5.0

•                  Aug. 29 - Mellanox Introduces World’s Highest-Density 64-Port L2/L3 10GbE Switch

•                  Aug. 1 - Mellanox Boosts Scalability and Performance of France GRID’5000 - A Large Scale, Nationwide High-Performance Computing Infrastructure

•                  July 28 - Dell Unveils New Bing Maps Boulder Microsite with Mellanox InfiniBand

Conference Calls

Mellanox will broadcast its third quarter conference call on Wednesday, Oct. 26 at 2 p.m. Pacific Time (5 p.m. Eastern Time). To listen to the call, dial 877-831-3840 approximately ten minutes prior to the start time.

Mellanox will also conduct a conference call on Thursday, Oct. 27 at 9 a.m. Israel Time to discuss the company’s third quarter 2011 financial results in Hebrew.  To listen to the call, dial +972-3-9180609 approximately 10 minutes prior to the start of the call.

The Mellanox financial results conference call will be available via a live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will also be available on the Mellanox website.

About Mellanox

Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet connectivity solutions and services for servers and storage. Mellanox products optimize data center performance and deliver industry-leading bandwidth, scalability, power conservation and cost-effectiveness while converging multiple legacy network technologies into one future-proof architecture. The company offers innovative solutions that address a wide range of markets including HPC, enterprise, mega warehouse data centers, cloud computing, Internet and Web 2.0.

Founded in 1999, Mellanox Technologies is headquartered in Sunnyvale, California and Yokneam, Israel. For more information, visit Mellanox at www.mellanox.com.

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP financial measures, including non-GAAP gross profit, operating income, net income and earnings per share. These supplemental measures exclude share-based compensation expenses, changes in certain deferred tax assets, amortization of acquired intangibles and acquisition related charges. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses, changes in deferred tax assets, amortization of acquired intangibles and acquisition related charges because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations.  Further, management believes certain non-cash charges, such as share-based compensation, amortization of acquired intangibles and changes in certain deferred tax assets do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP adjustments is also presented in the financial statements portion of this release and is posted under the “Investors” section at our web site.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM customers, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, and our ability to protect our intellectual property rights.

In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our form 10-Q filed with the SEC on Aug 4, 2011, and our form 10-K filed with the SEC on March 7, 2011. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, BridgeX, ConnectX, CORE-Direct, InfiniBridge, InfiniHost, InfiniScale, PhyX, SwitchX, Virtual Protocol Interconnect and Voltaire are registered trademarks of Mellanox Technologies, Ltd. FabricIT, and MLNX-OS are trademarks of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Total revenues	$68,160	$37,779	$186,562	$113,947
Cost of revenues	24,164	9,861	65,829	29,073
Gross profit	43,996	27,918	120,733	84,874
Operating expenses:
Research and development	23,367	14,973	67,366	41,245
Sales and marketing	10,484	5,445	29,028	15,867
General and administrative	4,525	2,675	17,629	8,060
Total operating expenses	38,376	23,093	114,023	65,172
Income from operations	5,620	4,825	6,710	19,702
Other income, net	416	55	552	217
Income before taxes	6,306	4,880	7,262	19,919
Provision for taxes on income	(1,226)	(1,377)	(1,948)	(5,862)
Net income	$4,810	$3,503	$5,314	$14,057
Net income per share — basic	$0.13	$0.10	$0.15	$0.42
Net income per share — diluted	$0.13	$0.10	$0.14	$0.40
Shares used in computing income per share:
Basic	35,821	33,787	35,158	33,438
Diluted	38,003	35,279	37,419	35,231

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data and percentages, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Reconciliation of GAAP net income to non-GAAP:
GAAP net income	$4,810	$3,503	$5,314	$14,057
Adjustments:
Share-based compensation expense:
Cost of revenues	352	96	721	284
Research and development	3,058	2,091	8,415	5,925
Sales and marketing	1,255	642	3,572	1,895
General and administrative	979	724	2,645	2,259
Total share-based compensation expense	5,644	3,553	15,353	10,363
Amortization of acquired intangibles:
Cost of revenue	2,155	—	6,323	—
Sales and marketing	439	—	1,131	—
Total amortization of acquired intangibles	2,594	—	7,454	—
Other acquisition related charges	—	—	4,394	—
Deferred taxes in Israel	—	1,087	—	4,555
Non-GAAP net income	$13,048	$8,143	$32,515	$28,975

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$68,160	$37,779	$186,562	$113,947
GAAP gross profit	43,996	27,918	120,733	84,874
GAAP gross margin	64.5%	73.9%	64.7%	74.5%
Share-based compensation expense	352	96	721	284
Acquisition related charges	2,155	—	6,323	—
Non-GAAP gross profit	$46,503	$28,014	$127,777	$85,158
Non-GAAP gross margin	68.2%	74.2%	68.5%	74.7%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$38,376	$23,093	$114,023	$65,172
Share-based compensation expense	(5,292)	(3,457)	(14,632)	(10,079)
Acquisition related charges	(439)	—	(5,525)	—
Non-GAAP operating expenses	$32,645	$19,636	$93,866	$55,093

Reconciliation of GAAP income from operations to non-GAAP:
GAAP income from operations	$5,620	$4,825	$6,710	$19,702
Share-based compensation expense	5,644	3,553	15,353	10,363
Acquisition related charges	2,594	—	11,848	—
Non-GAAP income from operations	$13,858	$8,378	$33,911	$30,065

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

GAAP shares - basic	35,821	33,787	35,158	33,438
Adjustments:
Impact from weighted outstanding shares*	3,522	100	4,185	449
Non-GAAP shares - basic	39,343	33,887	39,343	33,887

GAAP shares - diluted	38,003	35,279	37,419	35,231
Adjustments:
Impact from weighted outstanding shares*	3,522	100	4,185	449
Effect of dilutive securities under GAAP**	(2,182)	(1,492)	(2,261)	(1,793)
Total options vested and exercisable	3,076	3,034	3,076	3,034
Non-GAAP shares - diluted	42,419	36,921	42,419	36,921

GAAP diluted net income per share	$0.13	$0.10	$0.14	$0.40
Adjustments:
Share-based compensation expense	0.15	0.10	0.41	0.29
Amortization of acquired intangibles	0.07	0.00	0.20	0.00
Other acquisition related charges	0.00	0.00	0.12	0.00
Deferred taxes in Israel	0.00	0.03	0.00	0.13
Impact from weighted outstanding shares*	(0.03)	0.00	(0.09)	(0.01)
Effect of dilutive securities under GAAP**	0.02	0.01	0.06	0.04
Total options vested and exercisable	(0.03)	(0.02)	(0.07)	(0.07)
Non-GAAP diluted income per share	$0.31	$0.22	$0.77	$0.78

* Under GAAP, shares used in computing income per share are adjusted for the amount of time they are outstanding during the period.  The number of shares used in computing income per share has been adjusted to a non-GAAP measure as if those ordinary shares were outstanding during the entire period to provide a comparable share number in future quarters.

** This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential common shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$196,379	$107,994
Short-term investments	19,757	141,959
Restricted cash	4,509	3,353
Accounts receivable, net	45,964	19,893
Inventories	17,662	11,717
Deferred taxes and other current assets	6,246	4,487
Total current assets	290,517	289,403
Property and equipment, net	30,279	15,490
Severance assets	8,331	5,792
Intangible assets, net	28,621	290
Goodwill	132,885	—
Deferred taxes and other long-term assets	7,633	4,780
Total assets	$498,266	$315,755

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,536	$6,526
Other accrued liabilities	21,730	15,885
Deferred revenue	4,665	1,051
Capital lease obligations, current	237	316
Total current liabilities	52,168	23,778
Accrued severance	11,163	7,355
Deferred revenue	2,999	563
Capital lease obligations	—	158
Other long-term obligations	4,629	2,211
Total liabilities	70,959	34,065
Shareholders’ equity
Ordinary shares	164	141
Additional paid-in capital	407,499	265,481
Accumulated other comprehensive income	(784)	954
Retained earnings	20,428	15,114
Total shareholders’ equity	427,307	281,690
Total liabilities and shareholders’ equity	$498,266	$315,755

Mellanox Technologies, Ltd.

Condensed Consolidated Statement of Cash Flows

(in thousands, unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net income	$5,314	$14,057
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,380	4,073
Deferred income taxes	579	4,153
Share-based compensation expense	15,353	10,363
Gain on investments	(39)	(235)
Excess tax benefit from share-based compensation	(1,363)	(1,217)
Changes in assets and liabilities:
Accounts receivable, net	(13,648)	(2,095)
Inventory	(1,346)	(3,449)
Prepaid expenses and other assets	296	1,140
Accounts payable	16,469	1,522
Accrued liabilities and other payables	4,985	2,814
Net cash provided by operating activities	40,980	31,126

Cash flows from investing activities:
Acquisition of Voltaire Ltd., net of cash acquired of $3,961	(203,704)	—
Purchase of severance-related insurance policies	(636)	(588)
Purchases of short-term investments	(8,937)	(182,615)
Proceeds from sale of short-term investments	147,393	122,726
Proceeds from maturities of short-term investments	10,608	39,265
Increase in restricted cash deposit	(1,700)	—
Purchase of property and equipment	(15,767)	(9,295)
Purchase of equity investment in a private company	—	(135)
Net cash used in investing activities	(72,743)	(30,642)

Cash flows from financing activities:
Proceeds from public offering, net	104,201	—
Principal payments on capital lease obligations	(237)	(449)
Proceeds from issuance of common stock to employees	14,821	7,263
Excess tax benefit from share-based compensation	1,363	1,217
Net cash provided by financing activities	120,148	8,031

Net increase in cash and cash equivalents	88,385	8,515
Cash and cash equivalents at beginning of period	107,994	43,640
Cash and cash equivalents at end of period	$196,379	$52,155